UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — October 5, 2021

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares	PAGP	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 5, 2021, pursuant to the terms of an Agreement and Plan of Merger dated as of July 12, 2021 (the “Merger Agreement”) between subsidiaries of Plains All American Pipeline, L.P. (“PAA”), a wholly-owned subsidiary of Plains GP Holdings, L.P. (“PAGP” or the “Registrant”), and Oryx Midstream Holdings LLC (together with certain affiliates, “Oryx”), a portfolio company of Stonepeak Infrastructure Partners (“Stonepeak”)1, PAA and Oryx completed the merger, in a cashless transaction, of their respective Permian Basin assets, operations and commercial activities into a newly formed strategic joint venture, Plains Oryx Permian Basin LLC (the “Joint Venture”). The Joint Venture is owned 65% by PAA and 35% by Oryx; PAA will serve as operator of the Joint Venture.

The Joint Venture includes all of Oryx’s Permian Basin assets and, with the exception of PAA’s long-haul pipeline systems and certain of its intra-basin terminal assets, the vast majority of PAA’s assets located within the Permian Basin. Specifically, the Oryx assets comprising a part of the Joint Venture include approximately 1,600 miles of pipeline and related operational storage capacity, in addition to long-term acreage dedication and marketing agreements covering approximately 1.3 million acres. The PAA assets comprising a part of the Joint Venture include approximately 3,900 miles of pipeline and related operational storage capacity, long-term acreage dedication and marketing agreements covering approximately 2.8 million acres, and supply and facilities dedications. On a combined basis, the Joint Venture assets will include approximately 5,500 miles of pipeline representing approximately 6.8 million barrels per day of pipeline system multi-segment capacity, approximately 4.1 million dedicated system acres, including supply and facilities dedications, and direct downstream connections to all major intra-basin and downstream markets.

In connection with formation of the Joint Venture, PAA and Oryx executed an LLC agreement, the key terms of which are as follows:

o	Ownership and Governance. Subject to the tiered modified sharing arrangement described below, the Joint Venture is owned 65% by PAA and 35% by Oryx. The Joint Venture is managed by a five-member Board including three PAA representatives and two Oryx representatives. PAA serves as operator of the Joint Venture, and a joint operating committee that includes representatives from PAA and Oryx will provide oversight on material Joint Venture operating and commercial decisions. The Joint Venture will be consolidated into PAA’s financial statements.

o	Distributions. Quarterly distributions of available cash (cash on hand at end of quarter less reserves) from the Joint Venture to PAA and Oryx are subject to a tiered modified sharing arrangement (“MSA”) for up to 10 years. Under the MSA, distributions will be allocated as follows:

	Available Cash	Distribution Percentages
Tier	(Annualized)	PAA	Oryx
1	Up to $300mm	50%	50%
2	$300mm - $428mm	100%	0%
3	$428mm - $815mm	65%	35%
4	$815mm and above	70%	30%

Upon termination of the MSA, quarterly distributions of available cash will be paid 65% to PAA and 35% to Oryx.

o	Area of Mutual Interest. Joint Venture members and their affiliates (other than Stonepeak and its non-Oryx portfolio companies) will be restricted from developing, acquiring or owning any assets related to gathering and marketing crude oil and condensate in the Permian Basin, subject to certain exceptions.

o	Future Downstream Projects. For a period of seven years after closing, the Joint Venture will have certain limited investment rights with respect to material downstream projects pursued by either member.

o	Transfer of Interests and Related Provisions. In general, each Joint Venture member will be free to transfer all, but not less than all, of its respective interest in the Joint Venture; however, under certain circumstances and subject to certain limitations, (1) if Oryx desires to transfer its interest, is subject to a permitted foreclosure by certain lenders or is anticipated to be the subject of a change of control, PAA will have the right to make an offer and negotiate to acquire Oryx’s interest, and (2) if PAA desires to transfer its interest or undergoes a change of control, Oryx will have certain tag-along rights.

The foregoing description of the Merger Agreement and LLC Agreement is qualified in its entirety by reference to such Merger Agreement and Exhibit C-1 thereto, copies of which are incorporated herein by reference to Exhibit 2.1 to PAGP’s Current Report on Form 8-K filed on July 13, 2021.

1 Affiliates of Stonepeak own approximately 8.9% of PAA’s outstanding Series A Preferred Units, which equates to less than 1% of PAA’s outstanding common units and common unit equivalents combined.

Item 7.01	Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On October 5, 2021, PAA and PAGP issued a press release announcing closing of the transaction described under Item 2.01 above. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements of the acquired business are not included in this Form 8-K report. Such financial statements will be filed within 71 calendar days after the date of filing of this Form 8-K report.

(b)	Pro Forma Financial Information.

Pro forma financial information relative to the acquired business is not included in this Form 8-K report. Such pro forma financial information will be filed within 71 calendar days after the date of filing of this Form 8-K report.

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of July 12, 2021 by and among Plains Pipeline, L.P., Plains Marketing, L.P., Oryx Midstream Holdings LLC, Middle Cadence Holdings LLC, POP HoldCo LLC, Oryx Wink Oil Marketing LLC, Oryx Permian Oil Marketing LLC, Plains Oryx Permian Basin LLC, Plains Oryx Permian Basin Marketing LLC and Plains Oryx Permian Basin Pipeline LLC (incorporated by reference to Exhibit 2.1 to PAGP’s Current Report on Form 8-K filed on July 13, 2021).
99.1	Press Release Dated October 5, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: October 5, 2021	By:	PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President